Exhibit 99.2

INTERNAP NETWORK SERVICES CORPORATION
FORM 8-K/A
TABLE OF CONTENTS

PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013	2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2012	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2013	4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 26, 2013, we completed the acquisition of iWeb Group Inc. (“iWeb”). Headquartered in Montreal, Quebec, iWeb has four company-controlled data centers supporting global hosting, cloud and colocation services. The following unaudited pro forma condensed consolidated financial information combines the historical consolidated financial statements of Internap and iWeb which will be accounted for as a business combination under United States Generally Accepted Accounting Principles (“U.S. GAAP”). We acquired all of the outstanding capital stock of iWeb for a total purchase price, net of working capital adjustments provided for under the purchase agreement, of $145.8 million. In addition, we incurred $4.2 million in acquisition costs. We funded the purchase price and acquisition costs through a $350.0 million credit facility, which was entered into contemporaneously with the acquisition.

We allocated the aggregate purchase price for iWeb to the net tangible and intangible assets based upon their fair values. We recorded the excess of the purchase price over the net tangible and intangible assets as goodwill. We based the allocation of the purchase price on a valuation for property and equipment, intangible assets and deferred revenue and the carrying value for the remaining assets and liabilities, as the carrying value approximates fair value. The purchase price allocation used in the unaudited pro forma condensed consolidated financial information is based upon preliminary estimates and assumptions as of September 30, 2013.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 gives effect to the acquisition of iWeb, as if it had occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to the acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma condensed consolidated financial information was prepared using the assumptions described below and in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the results included in the unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements are for informational purposes only and do not purport to represent what our actual results would have been if the acquisition had been completed as of the dates indicated herein or that may be achieved in the future. These statements, including the notes thereto, should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 21, 2013, our quarterly report on Form 10-Q for the nine months ended September 30, 2013 filed on October 24, 2013, and iWeb’s historical financial statements for the year ended September 30, 2013 and 2012 included as Exhibit 99.1 in this Current Report on Form 8-K/A.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2013
(In thousands)

	Historical		Pro Forma Adjustments

ASSETS	Internap	iWeb (Note 1)	Acquisition (Note 2)		Financing (Note 3)		Pro Forma Consolidated
Current assets	$78,715	$5,544	$(144)	(d)	$28,353	(1)	$
			(145,787)	(h)	145,787	(1)		112,468

Property and equipment, net	272,101	54,257	(158)	(a)	—			326,200

Intangible assets, net	18,124	15,422	25,503	(b)	—			59,049

Goodwill	59,605	34,606	38,471	(c)	—			132,682

Other long-term assets	9,944	900			2,172	(1)		13,016

Total assets	$438,489	$110,729	$(82,115)		$176,312			$643,415

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$67,160	$87,026	197	(d)	(1,960)	(1)	$
			(1,931)	(e)	—
			(70,236)	(f)	—
			(4,210)	(i)	—
			1,159	(l)	—			77,205

Long-term debt	159,266	2,799	—		179,153	(1)		341,218

Other long-term liabilities	20,568	2,330	7,064	(d)	—
			(320)	(e)	—			30,168
			526	(l)	—

Stockholders’ equity	191,495	18,574	(18,574)	(g)	(881)	(1)
			4,210	(i)	—			194,824

Total liabilities and stockholders’ equity	$438,489	$110,729	$(82,115)		$176,312			$643,415

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

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INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments
	Internap 12 Months Ended December 31, 2012	iWeb 12 Months Ended September 30, 2012 (Note 1)	Acquisition (Note 2)		Financing (Note 3)		Pro Forma Consolidated

Revenues	$273,592	$42,043	$(1,931	)(e)	$—		$313,704

Operating expenses	269,828	37,772			—
			466	(a)	—
			869	(b)	—		308,935
Income from operations	3,764	4,271	(3,266)		—		4,769

Interest expense	7,566	2,791	—		15,348	(2)	25,705

Other non-operating expenses	283	4,601	(4,474	)(f)	—		410

Income tax provision (benefit)	453	570	459	(j)	(5,832	)(3)	(4,350)

Equity in earnings of equity-method investment	(220)	—	—		—		(220)

Net loss	$(4,318)	$(3,691)	$749		$(9,516)		$(16,776)
Basic and diluted net loss per share	$(0.09)						$(0.33)
Weighted average shares outstanding used in computing net loss per share	50,761						50,761

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

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INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments
	Internap	iWeb	Acquisition (Note 2)		Financing (Note 3)		Pro Forma Consolidated

Revenues	$209,255	$33,455	$(320	)(e)	$—		$241,614
			(776	)(k)

Operating expenses	210,887	33,813	349	(a)	—
			652	(b)	—		245,701
Loss from operations	(1,632)	(358)	(2,097)		—		(4,087)

Interest expense	7,324	2,176	—		10,275	(2)	19,775

Other non-operating expenses	679	10,468	(10,459	)(f)	—		688

Income tax (benefit) provision	(98)	(511)	3,178	(j)	(3,905	)(3)	(1,336)

Equity in earnings of equity-method investment	(157)	—	—		—		(157)

Net loss	$(9,380)	$(12,491)	$5,184		$(6,370)		$(23,057)
Basic and diluted net loss per share	$(0.18)						$(0.45)
Weighted average shares outstanding used in computing net loss per share	51,070						51,070

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

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INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 gives effect to the acquisition of iWeb, as if it had occurred on September 30, 2013. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 give effect to the acquisition as if it had occurred on January 1, 2012. As iWeb’s fiscal period ends on a different fiscal period than Internap, financial data for Internap for the year ended December 31, 2012 has been combined with financial data for iWeb for the year ended September 30, 2012.

These financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place on January 1, 2012, or that may be achieved in the future. These financial statements should be read in conjunction with the respective historical financial statements of Internap and iWeb.

The unaudited pro forma condensed consolidated financial statements have been prepared based on historical financial information, giving effect to the acquisition and other related adjustments described herein. For the purposes of presenting this pro forma information, we used our most recently filed financial statements for the year ended December 31, 2012 and for the nine months ended September 30, 2013.

The unaudited pro forma consolidated statement of operations has been prepared in a manner consistent with the accounting policies adopted by Internap. For the purposes of presenting the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013, we used iWeb’s audited results for the year ended September 30, 2013 and subtracted the unaudited results for the three months ended December 31, 2012. iWeb prepared its historical financial statements included as Exhibit 99.1 in this Current Report on Form 8-K/A in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which have been converted here to conform to U.S. GAAP for purposes of presenting this pro forma information. The material U.S. GAAP adjustments shown below are to reconcile the significant differences between the historical financial statements included as Exhibit 99.1 and the historical amounts shown on the accompanying unaudited pro forma condensed consolidated financial statements. In addition, there are immaterial U.S. GAAP adjustments that impact various accounts on the historical financial statements that have not been shown below.

U.S. GAAP Adjustments

●	iWeb’s historical statements included a capital lease obligation and related asset, which under U.S. GAAP would be classified as an operating lease. The details of the reclassification are as follows:

Balance sheet as of September 30, 2013
o	property and equipment, net: removal of the capitalized asset of $6.5 million
o	long-term debt: removal of the capital lease obligation of $7.3 million
o	current liabilities: addition of deferred rent expense of $1.5 million
o	retained deficit: addition of $0.6 million for the net effect of this entry

Statement of operations for the year ended December 31, 2012
o	operating expenses: net addition of rental expenses and removal of depreciation expense of $0.5 million
o	interest expense: removal of capital lease interest expense of $0.4 million
o	other non-operating expenses: removal of unrealized foreign currency exchange loss on the capital lease obligation of $0.5 million

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●
iWeb’s historical statements included certain research and development (“R&D”) tax credits included in other assets, which classified under U.S. GAAP would be netted against deferred tax liabilities. The details of the reclassification are as follows:

o	other long-term assets: removal of the R&D tax credits of $0.9 million
o	deferred tax liabilities: addition of the R&D tax credits of $0.9 million

2.           PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

We acquired all of the outstanding capital stock of iWeb for a total purchase price, net of working capital adjustments provided for under the purchase agreement, of $145.8 million. The net cash paid was $144.5 million, which included cash acquired of $1.3 million from the acquired current assets. Under the acquisition method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The preliminary allocation of the purchase price to the assets and liabilities is as follows (in thousands):

Current assets, including cash acquired of $1.3 million	$5,400
Property and equipment	54,099
Goodwill	73,077
Intangible assets	40,925
Other assets	900
Current liabilities, including current portion of deferred taxes and revenue	(16,215)
Capital lease obligations	(2,799)
Other long-term liabilities, including long-term portion of deferred taxes and revenue	(9,600)
$145,787

Except as noted below, the carrying value of assets and liabilities in iWeb’s financial statements are considered to approximate the fair value of those assets and liabilities.

a) Property and equipment decreased $0.2 million to a total value of $54.1 million to reflect our preliminary estimate of its fair value. The adjustment to property and equipment results in an increase in depreciation expense, due to the change in useful lives and asset categories to conform to Internap policies, of $0.5 million for the year end December 31, 2012 and $0.3 million for the nine months ended September 30, 2013.

b) The intangible assets increased $25.5 million to a total value of $40.9 million to reflect our preliminary estimate of its fair value. The recognition of intangible assets as a result of the acquisition, results in an incremental amortization as summarized in the table below:

			Amortization Expense

	Fair Value	Estimated Economic Life	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Fair value:
Customer relationships	$22,200	21 years	$1,057	$793
Trade name	15,100	30 years	503	378
Beneficial leasehold interest	858	14 years	61	46
Internally developed software	2,767	5 years	554	415
Total intangible assets	$40,925		2,175	1,632
Less historical amortization expense			(1,306)	(980)
Incremental amortization expense			$869	$652

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c) Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The following table outlines the pro forma adjustment to goodwill (in thousands):

Purchase price allocation of iWeb goodwill	$73,077
Less historical goodwill of iWeb	(34,606)
Pro forma adjustment	$38,471

d) Deferred tax liabilities, current and long term, reflects a deferred income tax liability representing the estimated impact of purchase accounting adjustments for identifiable intangible assets. The estimate of the deferred tax liabilities was determined based on the excess book basis over tax basis resulting from the fair value adjustments using the statutory tax rate for the jurisdictions holding the assets. This estimate is preliminary and is subject to change based upon management’s final determination of the fair values of the identifiable intangible assets acquired and liabilities assumed by each taxing jurisdiction. Deferred tax liabilities were adjusted, as shown below, to a total value of $8.6 million to reflect our preliminary estimate of its fair value:

	iWeb Balance at September 30, 2013	Fair Value Adjustment	Adjusted iWeb Balance at September 30, 2013
Deferred Tax Assets
Current	$144	$(144)	$-
Deferred Tax Liability
Current	-	197	197
Non-current	1,321	7,064	8,385

e) The fair value of deferred revenue is based on the estimated cost to deliver the service plus a normal profit margin. In the two years following the acquisition, the company expects that revenue and operating income will be impacted by this adjustment. Such amounts are reflected in the unaudited pro forma condensed consolidated statements of operations.

Deferred revenue was adjusted on the unaudited pro forma condensed consolidated balance sheet, as shown below, to a total value of $5.3 million to reflect our preliminary estimate of its fair value:

	iWeb Balance at September 30, 2013	Adjustment to Reflect Future Services	Adjusted iWeb Balance at September 30, 2013
Current	$6,498	$(1,931)	$4,567
Non-current	1,072	(320)	752
Total deferred revenue	$7,570	$(2,251)	$5,319

f) Elimination of iWeb non-capital lease debt and redeemable shares that were settled as part of the acquisition.

g) Elimination of iWeb historical equity as a result of acquisition accounting.

h) To record payment of the cash purchase consideration for iWeb.

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i) Acquisition costs incurred.

j) The tax effect on the relevant pro forma adjustments with the application of a United States tax rate of 38%.

k) Revenue received from iWeb, prior to the acquisition, for iWeb’s purchase of Internap’s software license product and the related monthly maintenance fees of $0.8 million.

l) Payable to former shareholders related to an income tax receivable of $1.2 million in current liabilities and $0.5 million in other long-term liabilities.

3.           PRO FORMA ADJUSTMENTS RELATED TO THE FINANCING

On November 26, 2013, we entered into a $350.0 million Credit Agreement (the “credit agreement”), which provides for a senior secured first lien term loan facility of $300.0 million (“term loan”) and a second secured first lien revolving credit facility of $50.0 million (“revolving credit facility”). Concurrently with the effective date and funding of the term loan, we acquired iWeb and extinguished our previous credit facility, which resulted in a loss on extinguishment of debt of $0.9 million. We recorded a debt discount of $9.5 million and prepaid financing costs of $2.9 million related to costs incurred for the credit agreement. The term loan will be repaid in $750,000 quarterly installments on the last day of each fiscal quarter, beginning March 31, 2014, with the remaining unpaid balance due November 2019. In addition, in conjunction with the issuance of the term loan, we entered into an interest rate swap to manage exposure to interest rate movements on a portion of the new debt.

The information shown below describes the pro forma adjustments made to the historical financial information of Internap related to these financing transactions.

(1)
Incremental impact to the unaudited pro forma condensed consolidated balance sheet for the issuance of new debt and the extinguishment of previous debt, completed in conjunction with the acquisition, including the related costs of borrowing (in thousands):

Net cash received from financing	$21,597
Addition of prepaid financing costs on new debt, current	532
Removal of prepaid financing costs on previous debt, current	(248)
Payment of collateral deposit on new debt	6,472
Increase to current assets	28,353

Addition of prepaid financing costs on new debt, long-term	2,358
Removal of prepaid financing costs on previous debt, long-term	(186)
Increase to other long-term assets	2,172

Payment of accrued interest	314
Addition of debt discount on new debt, current	1,380
Removal of debt discount on previous debt, current	(234)
Addition of current portion of new debt	(3,000)
Removal of current portion of previous debt	3,500
Decrease to current liabilities	1,960

Addition of debt discount on new debt, long-term	8,145
Removal of debt discount on previous debt, long-term	(173)
Addition of long-term portion of new debt	(297,000)
Removal of long-term portion of previous debt	59,375
Removal of previous revolving credit facility	50,500
Increase to long-term debt	(179,153)

Loss on extinguishment of debt	881
Purchase price of iWeb	$(145,787)

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(2)
Incremental impact of interest expense to the unaudited pro forma condensed consolidated statements of operations to reflect the issuance of new debt and the extinguishment of previous debt, as if it had occurred on January 1, 2012, calculated as follows (in thousands):

	Amount	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Term loan:
Interest, assumes the current rate of 6.0%	$300,000	$18,193	$13,540
Amortization of debt discount(x)	9,525	1,380	1,086
Unused revolving credit facility fee, 0.5% of unused balance	50,000	250	187
Amortization of prepaid financing costs, term loan(y)	1,390	232	174
Amortization of prepaid financing costs, revolving credit facility(y)	1,500	300	225
Interest rate swap(z)		808	598
Annual administrative fee	100	100	75
Pro forma interest expense		21,263	15,885
Less historical interest expense:
Internap		(3,123)	(3,550)
iWeb		(2,792)	(2,060)
Pro forma interest adjustment		$15,348	$10,275

(x)	Amortization of debt discount, using the effective interest method, is based on a 72 month life.
(y)	Amortization of prepaid financing costs, using the straight-line method, is based on a 72 month life for the term loan and a 60 month life for the revolving credit facility.
(z)
Internap has an interest rate swap, expiring December 2016, which requires Internap to pay the counterparty 1.5% interest on an amortizing notional amount of $150.0 million and receive one-month LIBOR with a 1% floor. The pro forma adjustment assumes the one-month LIBOR is at the 1% floor for the balance of the swap period.

(3) The tax effect on the relevant pro forma adjustments with the application of a United States tax rate of 38%.

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